UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2013

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2013, Best Buy Co., Inc. (“Best Buy” or the “registrant”); Best Buy UK Holdings LP, a wholly owned subsidiary of Best Buy (“UK Holdings”); Best Buy Distributions Limited, a wholly owned subsidiary of Best Buy (“BBY Distributions” and together with UK Holdings the “BBY Shareholders”); Carphone Warehouse Group plc (“CPW”), and New BBED Limited (“Best Buy Europe”), entered into an Implementation Agreement (the “Implementation Agreement”) providing for the sale of the 50% interest held by the BBY Shareholders in Best Buy Europe, Best Buy's venture with CPW. Pursuant to the Implementation Agreement, Best Buy will exit Best Buy Europe and CPW will assume 100% ownership thereof..

The Implementation Agreement provides that the total purchase price of the transaction is expected to be £500 million (approximately $775 million), subject to adjustment as provided below and in the Implementation Agreement, which is payable by CPW to the BBY Shareholders as follows:

•	£370 million (approximately $573 million) in cash at closing;

•	£80 million (approximately $124 million) by issuance of ordinary shares of CPW at closing (the “Consideration Shares”);

•	£25 million (approximately $39 million), plus 2.5% interest per year, in cash on the first anniversary of closing; and

•	£25 million (approximately $39 million), plus 2.5% interest per year, in cash on the second anniversary of closing.

The Consideration Shares will be issued to Best Buy at a price per share equal to 190 pence, which represents the average closing share price of CPW's ordinary shares over the five day period ended on April 26, 2013, less 2.5%. The Consideration Shares are subject to lock-up restrictions for one year after closing (the “Lock-Up Period”). During the Lock-Up Period, CPW will have the ability to sell the Consideration Shares on Best Buy's behalf at or above the issue price of such shares. Any proceeds received in excess of the issue price will be distributed to CPW. If, at the end of the Lock-Up Period, the sum of the total proceeds received by Best Buy from sales of the Consideration Shares by CPW on Best Buy's behalf plus the market value of any Consideration Shares then held by Best Buy is less than £64 million (approximately $99 million), CPW will pay such deficiency to Best Buy.

At closing, Best Buy has also agreed to pay CPW £28.75 million (approximately $44.56 million) in satisfaction of outstanding obligations under existing agreements between Best Buy and CPW, including the parties' Global Connect partnership, which will now be terminated, with CPW no longer holding any interests in Best Buy's mobile businesses in Mexico and China.

The closing of the sale is subject to the approval of CPW's shareholders at a general meeting, which the parties anticipate taking place during Best Buy's second fiscal quarter ending August 3, 2013, the approval of the listing of the Consideration Shares by the Financial Conduct Authority and the London Stock Exchange, compliance with French antitrust regulations, and other customary conditions. There are no financing or material adverse change conditions to the closing. The parties also anticipate the sale to close during Best Buy's second fiscal quarter. If the sale is not closed by October 31, 2013, the Implementation Agreement will expire automatically.

The Implementation Agreement contains customary representations and warranties and covenants of the parties. The parties have agreed to continue their pre-existing non-compete restrictions: (a) for three years after closing, Best Buy will not compete with CPW's business in the United Kingdom, Republic of Ireland, Spain, the Netherlands, Germany, Portugal, France and Sweden, and CPW will not compete with Best Buy's business in the United States, Canada, and Mexico, and (b) for 18 months after closing, CPW will not compete with Best Buy's mobile and connectivity business in China.

A description of the parties' existing relationships may be found in the registrant's Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 8, 2008, June 30, 2008, and November 7, 2011 and Current Reports on Form 8-K/A filed with the SEC on May 13, 2008 and December 14, 2011.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Implementation Agreement, which is attached hereto as Exhibit 2.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 2.06	Material Impairments.

The information set forth in Item 1.01 is incorporated herein by reference.

Beginning in Best Buy's first fiscal quarter ending May 4, 2013, Best Buy expects to report the results of Best Buy Europe in discontinued operations, including an estimated non-cash impairment charge of approximately $200 million associated with accumulated foreign currency translation losses that will be written off at the time of closing of the transaction.

Item 7.01	Regulation FD Disclosure.

On April 30, 2013, the registrant issued a news release related to the matters described above, a copy of which is attached as Exhibit 99.1, and CPW issued news releases and a slide presentation described below related to the matters described above, copies of which are attached hereto as Exhibits 99.2, 99.3 and 99.4, all of which are incorporated herein by reference.

CPW Fourth Quarter Trading Update

On April 30, 2013, CPW released its trading statement for its fiscal fourth quarter ended March 31, 2013. In the news release, CPW reported its fiscal fourth quarter financial results and outlook, which includes Best Buy Europe. Figures for Best Buy Europe are presented by CPW in accordance with International Financial Reporting Standards and do not reflect accounting principles generally accepted in the United States of America (“US GAAP”) or include purchase accounting applied by the registrant. As such, the figures presented by CPW for Best Buy Europe do not necessarily reflect the results that will be reported by the registrant in its consolidated statements of earnings. The registrant will report the results of Best Buy Europe in accordance with US GAAP for the 13 weeks ended May 4, 2013, within its fiscal 2014 first quarter results, as Best Buy Europe is consolidated on a one-month reporting lag. The results of Best Buy Europe will be presented as discontinued operations as a result of the transaction described in Item 1.01.

In addition, on April 30, 2013, representatives of CPW will hold an investor presentation, which will be webcast, to discuss CPW's interim results, including the results of Best Buy Europe. The registrant is furnishing, as Exhibit 99.4 to this Current Report on Form 8-K, the slide presentation used for the April 30, 2013 webcast.

CPW Share Placement

On April 30, 2013, CPW also issued a news release announcing the placing of 47,228,179 new ordinary shares of 0.1 pence each in the capital of CPW (the “Placing”). The net proceeds of the Placing will be used by CPW to partially fund the Transaction described in Item 1.01. CPW's Chairman and Executive Directors intend to participate in the Placing.

In accordance with General Instruction B.2. to Form 8-K, the foregoing information and Exhibits 99.1, 99.2, 99.3 and 99.4 attached hereto are furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information disclosed under Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as is expressly set forth by a specific reference in such filing.

###

Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Some of the matters discussed in this Current Report on Form 8-K (including without limitation the information disclosed under Item 7.01 and attached as Exhibits 99.1, 99.2, 99.3 and 99.4) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of CPW, the registrant and/or its management.  The registrant's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include: uncertainties regarding the expected benefits from and effects of the transaction described in Item 1.01 above; risks associated with CPW's ability to obtain shareholder approval of such transaction, the parties' ability to satisfy the other conditions and terms of such transaction, and to execute the such transaction in the estimated time frame, if at all; and other risks and uncertainties, including those detailed from time to time in the registrant's periodic reports (whether under the caption Risk Factors or Forward-Looking Statements or elsewhere). The registrant assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of the registrant following the closing of such transaction or otherwise. No statement in this announcement should be interpreted to mean that the earnings per share, profits, margins or cash flows of the registrant for the current or future financial years would necessarily match or exceed the historical published figures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Implementation Agreement, dated April 29, 2013, by and among Best Buy Co., Inc., Best Buy UK Holdings LP, Best Buy Distributions Limited, New BBED Limited and Carphone Warehouse Group plc.

99.1
Best Buy Co., Inc. news release issued April 30, 2013. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

99.2
News release issued by Carphone Warehouse Group plc dated April 30, 2013. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

99.3
News release issued by Carphone Warehouse Group plc dated April 30, 2013. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

99.4	Slide presentation used for webcast by Carphone Warehouse Group plc dated April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: April 30, 2013	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

5